Exhibit 10.28

                              TERMINATION OF LEASE

      Reference is made to a certain lease by and between Hub Properties Trust ("Original Landlord") and Concero Group L.P. ("Tenant") dated July 1, 2000 (the "Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain land, and improvements constructed thereon, located at 6300 Bridgepoint Parkway, Austin, Texas (the "Premises").

      WHEREAS, Bridgepoint Property Trust, a Maryland real estate investment trust ("Landlord"), succeeded to the interest of Original Landlord under the Lease; and

      WHEREAS, Landlord and Tenant desire to terminate the term of the Lease prior to its scheduled expiration of June 30, 2007.

      NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. On January 1, 2003, (the "Termination Date"), the term of the Lease shall terminate as if that date were the date originally set for the term of the Lease to expire.

      2. Tenant agrees to indemnify Landlord and hold it harmless from and against any and all loss, cost, damage or expense incurred by Landlord arising out of any failure by Tenant to surrender the Premises on or before the Termination Date in accordance with the terms of the Lease.

      3. Tenant represents that it has not subleased or otherwise transferred or assigned any portion of its interest in the Lease or the Premises and that it has received all consents and approvals required for it to enter into this Termination of Lease.

      4. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of the Lease (as amended) against any of Landlord's assets other than Landlord's interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under the Lease (as amended), it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability. Tenant further acknowledges that the Declaration of Trust of Hub Properties Trust provides, and Tenant agrees, that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.


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      IN WITNESS WHEREOF, Landlord and Tenant have caused this Termination of
Lease to be duly executed, as a sealed instrument, as of this 19th day of July, 2002.

                                       LANDLORD:

                                       BRIDGEPOINT PROPERTY TRUST


                                       By:  /s/ Jennifer B. Clark
                                          --------------------------------------
                                       Name:  Jennifer B. Clark
                                       Its:   Senior Vice President

                                       TENANT:

                                       CONCERO GROUP, L.P.


                                       By:  /s/ Keith D. Thatcher
                                          --------------------------------------
                                       Name:  Keith D. Thatcher
                                       Its:   Treasurer of its General Partner


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